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As filed with the Securities and Exchange Commission on September 10, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVERSAL AMERICAN CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-4683816 (I.R.S. Employer Identification Number)

44 South Broadway, Suite 1200
White Plains, NY 10601
(914) 934-5200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert A. Waegelein
President and Chief Financial Officer
Universal American Corp.
44 South Broadway, Suite 1200
White Plains, NY 10601
(914) 934-5200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Tony L. Wolk, Esq.
SVP, General Counsel & Secretary
Universal American Corp.
44 South Broadway, Suite 1200
White Plains, NY 10601
(914) 934-5200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by the selling stockholders named in the prospectus contained herein.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.01 par value per share	46,416,790	$—	$341,163,407	$46,535

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on September 4, 2013.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2013

46,416,790 Shares

UNIVERSAL AMERICAN CORP.

COMMON STOCK

        This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 46,416,790 shares of our common stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

        The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

        We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the ticker symbol "UAM". On September 4, 2013, the last sale price of our common stock as reported on the NYSE was $7.35.

        Investing in our common stock involves risks. See "Risk Factors" on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2013.

        You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless the context otherwise indicates, references in this prospectus to "UAM," "we," "our" and "us" refer, collectively, to Universal American Corp., a Delaware corporation, and its consolidated subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Statements in this prospectus that are not historical facts are hereby identified as forward-looking statements and are intended to be covered by the safe harbor provisions of the PSLRA. They can be identified by the use of the words "believe," "expect," "predict," "project," "potential," "estimate," "anticipate," "should," "intend," "may," "will" and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in the Company's business and competitive strengths, all of which involve risks and uncertainties. Where, in any forward-looking statement, we express an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate. We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described or incorporated by reference in this prospectus. We caution readers not to place undue reliance on these forward-looking statements that speak only as of the date made.

        We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable at the time made, any or all of the forward-looking statements contained in this prospectus and in any other public statements that are made may prove to be incorrect. This may occur as a result of inaccurate assumptions as a consequence of known or unknown risks and uncertainties. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed or incorporated by reference under the caption "Risk Factors" in this prospectus. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment that is highly complicated, regulated and competitive and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus might not occur. You should carefully read this prospectus and the documents that we incorporate by reference in this prospectus in its entirety. It contains information that you should consider in making any investment decision in any of our securities.

PROSPECTUS SUMMARY

        This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled "Risk Factors" and the information that is incorporated by reference into this prospectus. See the sections entitled "Available Information" and "Incorporation of Certain Information by Reference" for a further discussion on incorporation by reference.

 The Company

        Universal American, through our family of healthcare companies, provides health benefits to people covered by Medicare and/or Medicaid. We currently provide Medicare Advantage health plans to approximately 134,000 Medicare beneficiaries and are dedicated to working collaboratively with healthcare professionals in order to improve the health and well-being of those we serve and reduce healthcare costs.

        We were incorporated under the laws of the State of Delaware on December 22, 2010. Our corporate headquarters are located at 44 South Broadway, White Plains, NY 10601 and our telephone number is (914) 934-5200.

 The Offering

Common stock offered by the selling stockholders	Up to 46,416,790 shares
Common stock outstanding	88,857,988 shares (as of September 10, 2013)
Terms of the offering	The selling stockholders will determine when and how they sell the common stock offered in this prospectus, as described in "Plan of Distribution."
Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See "Use of Proceeds."
NYSE symbol	Our common stock is listed on the NYSE under the ticker symbol "UAM".

RISK FACTORS

        Our business is subject to significant risks. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 6, 2013, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected and you might lose all or part of your investment. See "Where You Can Find More Information" on page 10 of this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by the selling stockholders of up to 46,416,790 shares of our common stock. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described below, the selling stockholders have not had any material relationship with us within the past three years.

        The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, as of September 10, 2013, assuming conversion of the non-voting common stock held by Perry Corp. on that date. The third column lists the maximum number of shares of common stock being offered by this prospectus by the selling stockholders. The selling stockholders may sell some, all or none of its shares. See "Plan of Distribution." The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

        Each selling stockholder may sell all, some or none of its shares in this offering. See "Plan of Distribution."

	Shares of Common Stock Beneficially Owned Prior to Offering(2)			Shares of Common Stock Beneficially Owned After Offering
			Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus
Name and address of Selling Stockholder(1)	Number	Percentage		Number	Percentage
Capital Z Partners, Ltd.(3)	16,639,431	18.7%	16,639,431	—	—
142 West 57th Street, 3rd Floor
New York, NY 10019
Perry Corp.(4)	11,090,012	12.5%	11,090,012	—	—
767 Fifth Avenue, 19th Floor
New York, NY 10153
Welsh, Carson, Anderson & Stowe X, L.P.(5)	7,251,520	8.1%	7,251,520	—	—
320 Park Avenue, Suite 2500
New York, NY 10022-6815
Partners Healthcare Solutions Holdings, L.P.(6)	5,994,219	6.7%	5,994,219	—	—
c/o GTCR LLC
300 North LaSalle Street
Suite 5600
Chicago, IL 60654
David S. Katz(7)	62,827	0.1%	62,827	—	—
Lee-Universal Holdings, LLC(8)	5,378,781	6.0%	5,378,781	—	—
650 Madison Avenue, 21st Floor
New York, NY 10022
Total	46,416,790	51.9%	46,416,790	—	—

(1)
This table is based on information provided by the selling stockholders and Schedules 13D filed with the Commission.

(2)
The percentage of ownership for each selling stockholder is based on 85,557,988 shares of common stock outstanding as of September 10, 2013 plus 3,300,000 shares of our common stock issuable upon conversion of the non-voting common stock held by Perry Corp. as of September 10, 2013 and shares of our common stock issuable upon exercise of stock options held by such selling stockholder whether or not exercisable within 60 days. In calculating the percentage for each selling stockholder the shares of common stock issuable upon exercise of stock options are treated as outstanding for that selling stockholder but are not treated as outstanding for any other selling stockholder. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the selling stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3)
Includes 46,379 shares of stock which may be acquired through the exercise of stock options exercisable currently or within sixty days and 132,273 shares of common stock which may be acquired through the exercise of stock options which are not exercisable currently or within sixty days. Capital Z Partners, Ltd. ("Cap Z Ltd.") is the general partner of Capital Z Partners, L.P.

  ("Cap Z L.P."), which is the general partner of Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Cap Z Fund II") formed to invest in securities of insurance, financial services and healthcare services companies and other related businesses, which historically invests in parallel with Cap Z Private Fund II, and Capital Z Financial Services Private Fund II, L.P. ("Cap Z Private Fund II"). Cap Z Fund II holds 13,896,417 shares of common stock. Cap Z Private Fund II holds 73,819 shares of common stock. Capital Z Management, LLC ("Cap Z Management") is a Delaware limited liability company, the principal business of which is performing investment management services for Cap Z Fund II and Cap Z Private Fund II. Capital Z Partners III Universal GP, L.P., a Delaware limited partnership formed to invest in securities of insurance, financial services and healthcare service companies ("Cap Z Universal GP") is the general partner of Capital Z Partners III Universal, L.P., a Delaware limited liability company, the principal business of which is serving as the sole general partner of Cap Z Universal ("Cap Z Universal"). Cap Z Universal holds 2,473,041 shares of common stock. Capital Z Private Management Company holds 17,502 shares of our common stock. Robert A. Spass, CEO and Chairman of Cap Z. Ltd., and Christopher E. Wolfe, a principal at Cap Z Ltd., serve on our board of directors.

(4)
Includes 3,300,000 shares of common stock issuable upon conversion of the non-voting common stock held by private investment funds (the "Perry Funds") managed by Perry Corp., 22,626 shares of common stock which may be acquired through the exercise of stock options which are exercisable currently or within sixty days and 64,450 shares of common stock which may be acquired through the exercise of stock options which are not currently exercisable within sixty days. Shares of common stock, shares of non-voting common stock and stock options are held by the Perry Funds. Perry Corp., a New York corporation, is the direct or indirect general partner and/or investment manager to the Perry Funds. Richard C. Perry is the president, sole director and sole stockholder of Perry Corp. Mr. Perry has voting and investment power over the shares held by Perry Corp. He serves on our board of directors.

(5)
Includes 45,254 shares of common stock which may be acquired through the exercise of stock options which are exercisable currently or within sixty days and 128,898 shares of common stock which may be acquired through the exercise of stock options which are not exercisable currently or within sixty days. WCAS X Associates LLC, a Delaware limited liability company, is the sole general partner of Welsh, Carson, Anderson & Stowe X, L.P., a Delaware limited partnership ("WCAS") and has voting and investment power over the shares held by WCAS. Thomas A. Scully and Sean M. Traynor, general partners of WCAS, serve on our board of directors.

(6)
Partners Healthcare Solutions Holdings, L.P., a Delaware limited partnership ("APSLP") is the direct beneficial owner. Partners Healthcare Solutions Holdings GP, LLC, a Delaware limited liability company ("APSGP") is the general partner of APSLP. GTCR Fund IX/A, L.P., a Delaware limited partnership ("Fund IX/A"), is the managing member of APSGP. GTCR Partners IX, L.P., a Delaware limited partnership ("Partners IX"), is the general partner of Fund IX/A. GTCR Golder Rauner II, L.L.C., a Delaware limited liability company ("GTCR"), is the general partner of Partners IX. Decisions of the investment committee of GTCR with respect to the voting or disposition of the Common Stock are made by a vote of a majority of its members, and, as a result, no single member of the investment committee has voting or dispositive authority over such shares. David S. Katz, a managing director at GTCR LLC which provides management services to GTCR, serves on our board of directors. Mr. Katz disclaims beneficial ownership of the shares held by GTCR, except to the extent of his pecuniary interest in such shares.

(7)
Includes awards to Mr. Katz in respect of his services as a director of the Company. Includes 6,127 shares of common stock which may be acquired through the exercise of stock options which are exercisable currently or within sixty days and 47,949 shares of common stock which may be acquired through the exercise of stock options which are not exercisable currently or within sixty days. Includes 1,061 shares of vested common stock and 7,690 shares of unvested restricted common stock. Mr. Katz disclaims beneficial ownership of such awards, except to the extent of his pecuniary interest in such shares.

(8)
Includes 22,627 shares of common stock which may be acquired through the exercise of stock options which are exercisable currently or within sixty days and 64,449 shares of common stock which may be acquired through the exercise of stock options which are not exercisable currently or within sixty days. Lee-Universal Holdings, LLC ("Lee-Universal") is a Delaware limited liability company and holds 5,250,000 shares of common stock. The members of Lee-Universal are Thomas H. Lee, Lee Equity Partners Fund, L.P. ("Lee Equity"), Lee Equity Strategic Partners Fund, L.P. ("Lee Strategic ") and Lee Equity Strategic Partners Fund (Offshore), L.P. ("Lee Offshore" and, together with Lee Equity and Lee Strategic, the "Lee Equity Funds"). Lee Equity Partners GP, LLC, is the general partner of each of the Lee Equity Funds (the "General Partner"). Lee Equity Partners, LLC is the non-member manager of Lee-Universal and serves as the investment manager of the Lee Equity Funds and holds 41,705 shares of common stock. Thomas H. Lee is the managing member of Lee Equity Partners, LLC. Thomas H. Lee is also a managing member of the General Partner, and any action, consent, approval, election, decision or determination of the managing members of the General Partner requires Mr. Lee's consent. Mark K. Gormley, a member and equity owner of the general partner of the Lee Equity Fund, serves on out board of directors.

GTCR Agreements

        On March 2, 2012, in connection with the acquisition of APS Healthcare, we entered into a letter agreement with APSLP, pursuant to which a fund affiliated with GTCR has the right to designate one individual for nomination for election to our Board of Directors. On March 2, 2012, David S. Katz was appointed to serve as a director of the Company. GTCR's right to designate one individual for nomination for election to our Board of Directors lasts so long as GTCR and certain of its affiliates continue to hold at least 50% of the shares of our common stock held by GTCR and its affiliates as of the closing of the APS Healthcare acquisition. Concurrently with the consummation of the APS Healthcare acquisition, we entered into a registration rights agreement, dated as of March 2, 2012 with APSLP. Pursuant to the Registration Rights Agreement, APSLP has certain customary demand, shelf and piggyback registration rights with respect to the shares it received as part of the consideration for the transaction.

Voting Agreements

        In connection with the sale of our Part D Medicare business to CVS Caremark in April 2011, each of Cap Z Ltd., Perry Corp., WCAS and Lee-Universal and their respective affiliates (the "Significant Shareholders") entered into a voting agreement with CVS Caremark concurrently with the execution of the definitive agreements for such sale. Pursuant to the terms of the voting agreements, each of the Significant Shareholders agreed to vote the securities it held in favor of the sale of our Part D Medicare business to CVS Caremark and any related proposals in furtherance of such transactions, against any action or agreement that would result in a breach of any material covenant, representation or warranty or any other obligation or agreement of the Company contained in the definitive agreements for such sale, or of such Significant Shareholder contained in such voting agreement, and against any takeover proposals. In addition, each of the Significant Shareholders agreed that, until the termination of the voting agreements, it will not sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of its shares, beneficial ownership thereof or any other interest therein. Each of the Significant Shareholders also agreed to be bound by certain restrictions on its ability to solicit or negotiate takeover proposals from other parties. The voting agreements terminated on April 29, 2011 upon consummation of the sale of our Medicare Part D business.

 PLAN OF DISTRIBUTION

        We are registering for resale by the selling stockholders a total of 46,416,790 shares of common stock, of which 3,300,000 shares of common stock are issuable upon conversion of non-voting common stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

        If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay the expenses of the registration of the shares of common stock in accordance with the Registration Rights Agreement with Partners Healthcare Solutions Holdings, L.P., estimated to be $81,535 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with certain agreements with the selling stockholders, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with certain agreements with the selling stockholders, or we may be entitled to contribution.

        Once sold under the registration statement, of which this prospectus is a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

 DESCRIPTION OF SECURITIES TO BE REGISTERED

        The class of securities offered under this prospectus is our common stock, which has been registered pursuant to Section 12 of the Exchange Act.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus has been passed upon by Tony L. Wolk, Senior Vice President, General Counsel and Secretary of Universal American Corp. Mr. Wolk owns, as of September 10, 2013, approximately 99,594 shares of Common Stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.

EXPERTS

        The consolidated financial statements of Universal American Corp. and subsidiaries as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, incorporated by reference in this prospectus, and the effectiveness of Universal American Corp.'s and subsidiaries' internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any reports, proxy statements and other documents we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC's website, the address of which is http://www.sec.gov.

        We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of common stock covered by this prospectus. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at the location above or from the SEC's web site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 6, 2013;

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  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013;

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  Quarterly Reports on Form 10-Q filed with the SEC on April 30, 2013 and August 9, 2013;

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  Current Reports on Form 8-K (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC Rules and Regulations) filed with the SEC on March 7, 2013, May 31, 2013 and August 2, 2013; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 21, 2011, including any amendments or reports filed for the purpose of updating such description.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to you, upon request and without cost to you, a copy of any of the documents incorporated by reference into this prospectus. You may make such request in writing or by telephone to the following address and/or telephone number: Universal American Corp., 44 South Broadway, Suite 1200, White Plains, NY 10601, (914) 934-5200.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Universal American Corp. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee	$46,535
Legal fees and expenses	10,000
Accounting fees and expenses	15,000
Transfer Agent and Registrar fees	5,000
Miscellaneous fees and expenses	5,000

Total	$81,535

Item 15.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. The amended and restated certificate of incorporation of the Company provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the amended and restated certificate of incorporation of the Company provides that the Company will indemnify each director and officer and may indemnify employees and agents, as determined by the Company board of directors, to the fullest extent provided by the laws of the State of Delaware.

        The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and the Company's amended and restated certificate of incorporation.

        Section 102 of the Delaware General Corporation Law permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

        Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

        The Company maintains directors' and officers' liability insurance for its officers and directors.

Item 16.    Exhibits

        See the Exhibit Index beginning on page II-6, which follows the signature pages hereof and is incorporated herein by reference.

Item 17.    Undertakings.

        Item 512(a) of Regulation S-K.    The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or

  Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        Item 512(b) of Regulation S-K.    The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Item 512(h) of Regulation S-K.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rye Brook, New York, on this 10th day of September, 2013.

UNIVERSAL AMERICAN CORP.
By:	/s/ RICHARD A. BARASCH
	Name:	Richard A. Barasch
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Waegelein and Tony L. Wolk his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD A. BARASCH Richard A. Barasch	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2013
/s/ ROBERT A. WAEGELEIN Robert A. Waegelein	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2013
/s/ SALLY W. CRAWFORD Sally W. Crawford	Director	September 10, 2013
/s/ MATTHEW W. ETHERIDGE Matthew W. Etheridge	Director	September 10, 2013

Signature	Title	Date

/s/ MARK K. GORMLEY Mark K. Gormley	Director	September 10, 2013
/s/ MARK M. HARMELING Mark M. Harmeling	Director	September 10, 2013
/s/ DAVID S. KATZ David S. Katz	Director	September 10, 2013
/s/ LINDA H. LAMEL Linda H. Lamel	Director	September 10, 2013
/s/ PATRICK J. MCLAUGHLIN Patrick J. McLaughlin	Director	September 10, 2013
/s/ RICHARD C. PERRY Richard C. Perry	Director	September 10, 2013
/s/ THOMAS A. SCULLY Thomas A. Scully	Director	September 10, 2013
/s/ ROBERT A. SPASS Robert A. Spass	Director	September 10, 2013
/s/ SEAN M. TRAYNOR Sean M. Traynor	Director	September 10, 2013
/s/ CHRISTOPHER E. WOLFE Christopher E. Wolfe	Director	September 10, 2013

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 2011, and incorporated by reference herein).
3.2	Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 2011, and incorporated by reference herein).
*4.1	Specimen Stock Certificate evidencing the shares of common stock
4.2
Registration Rights Agreement, dated as of March 2, 2012, among Universal American Corp. and Partners Healthcare Solutions Holdings, L.P. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on March 8, 2012 and incorporated by reference herein).
*5.1	Opinion of Counsel
*23.1	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (See page II-4 of this Registration Statement)

*
Filed herewith.